UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-224-7141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Lancaster Colony Corporation (the “Corporation”) Annual Meeting of Shareholders (“Annual Meeting”) was held on November 19, 2012 in Columbus, Ohio, pursuant to the Notice of Annual Meeting of Shareholders and the Proxy Statement that was available on or about October 12, 2012 to all shareholders of record at the close of business on September 21, 2012. At the Annual Meeting, 27,297,556 shares of the Corporation’s common stock were represented in person or by proxy, which constituted a quorum.

At the Annual Meeting, shareholders voted on three proposals. The proposals are described in detail in the Corporation’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders on or about October 12, 2012.

Proposal One – Nomination and Election of Directors

The Corporation’s shareholders elected the following individuals to serve for three year terms expiring at the 2015 Annual Meeting of Shareholders with the following vote totals:

	Number of Votes
Director Name	For	Against	Abstentions	Broker Non-Votes
James B. Bachmann	24,823,682	83,574	0	1,219,274
Neeli Bendapudi	24,580,687	326,569	0	1,219,274
John L. Boylan	21,649,514	3,257,742	0	1,219,274

Proposal Two – Non-Binding Vote on the Compensation of the Corporation’s Named Executive Officers

The Corporation’s shareholders approved the compensation of the Corporation’s named executive officers with the following vote totals:

Number of Votes

For	Against	Abstentions	Broker Non-Votes
24,534,105	321,791	51,360	1,219,274

Proposal Three – Ratification of the Selection of the Corporation’s Independent Registered Public Accounting Firm

The Corporation’s shareholders ratified the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2013 with the following vote totals:

Number of Votes

For	Against	Abstentions	Broker Non-Votes
25,985,882	95,783	44,865	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCASTER COLONY CORPORATION (Registrant)

Date: November 20, 2012	By:	/S/ JOHN L. BOYLAN
John L. Boylan
Treasurer, Vice President,
Assistant Secretary,
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)